SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON , D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                               JUNE 16, 1998
                     (Date of earliest event reported)


                             SCAN-OPTICS, INC.
         (Exact name of registrant as specified in its charter)


                                 DELAWARE
             (State or other jurisdiction of incorporation)


              0-5265                                 06-0851857
      (Commission File Number)            (IRS Employer Identification No.)


              169 PROGRESS DRIVE, MANCHESTER, CONNECTICUT, 06040

                   (Address of principal executive offices)


                               (860) 645-7878
            (Registrant's telephone number, including area code)

Form 8-K, Current Report
Scan-Optics, Inc.
Commission File No.  0-5265


Item 2.     Acquisition or Disposition of Assets

On June 16, 1998, Scan-Optics, Inc. ("Company') acquired the stock of Southern Computer Systems, Inc. ("SCS") pursuant to the terms of a Stock Purchase agreement dated May 21, 1998 and a Supplemental Agreement dated June 16, 1998. SCS was a privately held, Birmingham, Alabama based software development and integration services company established in 1977. The Company purchased the stock of SCS for $7,000,000 in cash from the two owners, Stephen M. Freeman and Raymond C. Griffin, Jr.. The Company utilized cash on hand and a bank line of credit from BankBoston to fund the transaction.

The Company plans to operate SCS as a wholly owned subsidiary for the foreseeable future, however, if conditions dictate SCS may be merged into the Company in the future.

The Company utilized the services of an investment banking firm to help determine the fair value of SCS in order to make an offer for the business. Comparisons to similar companies, review of historical data and current trends and valuations in the merger and acquisition market were applied to evaluate the amount of consideration being offered.

Item 7.     Financial Statements and Exhibits

            (a) It is impracticable to provide in this filing financial statements required by this item. Such statements will be provided on or before August 14, 1998.

            (b) It is impracticable to provide in this filing the pro forma financial information required by this item. Such statements will be provided on or before August 14, 1998.

            (c)   Exhibits

                  Exhibit No.     Description

                  2(a)            Stock Purchase Agreement dated May 21, 1998
                  2(b)            Supplemental Agreement dated June 16, 1998



Dated: June 30, 1998                      Scan-Optics, Inc.

                                    By:   S/S  MICHAEL J. VILLANO
                                          Michael J. Villano
                                          Vice President, Chief Financial
                                          Officer, Treasurer and Assistant
                                          Secretary
                                          (principal financial officer)